UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 21, 2010

KEARNY FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

United States	0-51093	22-3803741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Passaic Avenue, Fairfield, New Jersey	07004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(973) 244-4500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

KEARNY FINANCIAL CORP.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On October 21, 2010, following the Registrant’s Annual Meeting of Shareholders, Henry S. Parow resigned from the Boards of Directors of the Registrant, its wholly owned subsidiary, Kearny Federal Savings Bank and its mutual holding company, Kearny MHC and President and Chief Operating Officer Craig L. Montanaro was appointed to fill the vacancies created thereby.  Upon the retirement of Chief Executive Officer John N. Hopkins on April 1, 2011, President Montanaro will serve as an ex-officio member of each committee of the Board of Directors with the exception of the Audit and Compliance Committee. Information regarding Mr. Montanaro’s transactions with the Registrant is incorporated herein by reference from the Registrant’s Definitive Proxy Statement for the 2010 Annual Meeting.

Item 5.07.            Submission of Matters to a Vote of Security Holders

On October 21, 2010, the Company held its annual meeting of stockholders at which the following items were voted on.

(1)           Election of Directors

Nominee	For	Withheld	Broker Non-Vote

John J. Mazur, Jr.	61,950,151	821,610	2,867,984
Matthew T. McClane	62,000,419	771,342	2,867,984
John F. McGovern	61,958,000	813,761	2,867,984

There were no abstentions in the election of directors.

(2)           Ratification of appointment of ParenteBeard LLC as independent auditors for the fiscal year ending June 30, 2011.

For	Against	Abstain
65,092,369	149,207	398,169

There were no broker non-votes on the ratification of auditors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

KEARNY FINANCIAL CORP.
Date: October 25, 2010	By:	/s/ Craig L. Montanaro
Craig L. Montanaro President and Chief Operating Officer

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